Exhibit 4.1

Coca-Cola FEMSA, S.A.B. de C.V.,

as Issuer

and

Propimex, S. de R.L. de C.V.

Comercializadora La Pureza de Bebidas, S. de R.L. de C.V.

Grupo Embotellador Cimsa, S. de R.L. de C.V.

Refrescos Victoria del Centro, S. de R.L. de C.V.

Servicios Integrados Inmuebles del Golfo, S. de R.L. de C.V.

Yoli de Acapulco, S.A. de C.V.

Controladora Interamericana de Bebidas, S. de R.L. de C.V.

as Guarantors

The Bank of New York Mellon,

as Trustee, Security Registrar, Paying Agent and Transfer Agent

and

The Bank of New York Mellon SA/NV, Dublin Branch,

as Irish Paying Agent

SIXTH SUPPLEMENTAL INDENTURE

Dated as of January 21, 2014

U.S.$150,000,000

3.875% Senior Notes due 2023

U.S.$200,000,000

5.250% Senior Notes due 2043

i

SIXTH SUPPLEMENTAL INDENTURE, dated as of January 21, 2014 (this “Sixth Supplemental Indenture”), among Coca-Cola FEMSA, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized and existing under the laws of the United Mexican States (“Mexico”) (herein called the “Company”), having its principal office at Calle Mario Pani No. 100, Colonia Santa Fé Cuajimalpa, Delegación Cuajimalpa de Morelos, 05348, México, D.F., México, Propimex, S. de R.L. de C.V. (“Propimex”), Comercializadora La Pureza de Bebidas, S. de R.L. de C.V., Grupo Embotellador Cimsa, S. de R.L. de C.V., Refrescos Victoria del Centro, S. de R.L. de C.V., Servicios Integrados Inmuebles del Golfo, S. de R.L. de C.V.,Yoli de Acapulco, S.A. de C.V. and Controladora Interamericana de Bebidas, S. de R.L. de C.V., as guarantors (the “Guarantors”),The Bank of New York Mellon, a corporation duly organized and existing under the laws of the State of New York authorized to conduct a banking business, as Trustee (herein called the “Trustee”), Security Registrar, Paying Agent and Transfer Agent, and The Bank of New York Mellon SA/NV, Dublin Branch, as Irish paying agent (herein called the “Irish Paying Agent”), to the indenture, dated as of February 5, 2010, between the Company and the Trustee (herein called the “Base Indenture”) as supplemented by the first supplemental indenture, dated as of February 5, 2010, among the Company, the Trustee and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent and transfer agent (the “First Supplemental Indenture”), the second supplemental indenture, dated as of April 1, 2011, among the Company, the Trustee and Propimex, (the “Second Supplemental Indenture”), the third supplemental indenture dated as of September 6, 2013 among the Company, Propimex, Comercializadora La Pureza de Bebidas, S. de R.L. de C.V., Grupo Embotellador Cimsa, S. de R.L. de C.V., Refrescos Victoria del Centro, S. de R.L. de C.V., Servicios Integrados Inmuebles del Golfo, S. de R.L. de C.V. and Yoli de Acapulco, S.A. de C.V. (the “Third Supplemental Indenture”), the fourth supplemental indenture dated as of October 18, 2013 among the Company, the existing guarantors named therein and Controladora Interamericana de Bebidas, S. de R.L. de C.V. (the “Fourth Supplemental Indenture”) and the fifth supplemental indenture dated as of November 26, 2013 among the Company, the Guarantors, the Trustee and the Irish Paying Agent named therein (the “Fifth Supplemental Indenture”).

W I T N E S S E T H:

WHEREAS, Section 301 of the Base Indenture provides for the issuance from time to time thereunder, in series, of debt Securities of the Company, and Section 901 of the Base Indenture provides for the establishment of the form or terms of Securities issued thereunder through one or more supplemental indentures;

WHEREAS, on November 26, 2013 the Company entered into the Fifth Supplemental Indenture to establish and issue three (3) series of Securities under the Base Indenture, including (1) ““U.S.$750,000,000 in aggregate principal amount of its 3.875% Senior Notes due 2023 (the “Outstanding 2023 Notes”) and (2) U.S.$400,000,000 in aggregate principal amount of its 5.250% Senior Notes due 2043 (the “Outstanding 2043 Notes,” and together with the Outstanding 2023 Notes, the “Outstanding Notes” or the “Outstanding Securities”);

WHEREAS, Section 201(b) of the Fifth Supplemental Indenture provides for the issuance by the Company from time to time thereunder, without the consent of the Holders of the Outstanding Notes of a particular series, of additional notes of such series with terms and conditions identical to those of the Outstanding Notes of such series (except for the issue date, issue price and the date from which interest shall accrue), which additional notes will be consolidated and form a single series with the Outstanding Notes of such series;

WHEREAS, the Company desires by this Sixth Supplemental Indenture to issue an additional U.S.$150,000,000 in aggregate principal amount of its 3.875% Senior Notes due 2023 (the “New 2023 Notes” and, together with the Outstanding 2023 Notes, the “2023 Notes”) and an additional U.S.$200,000,000 in aggregate principal amount of its 5.250% Senior Notes due 2043 (the “New 2043 Notes” and together with the Outstanding 2043 Notes, the “2043 Notes”, and together with the New 2023 Notes, the “New Notes” and together with the Outstanding Notes, the “Notes” or the “Securities” or in the case of Notes in global form, the “Global Notes” or the “Global Securities”) to be issued under the Base Indenture, as supplemented by the Fifth Supplemental Indenture and this Sixth Supplemental Indenture (together, the “Indenture”), each of which are to be initially limited in aggregate principal amounts as specified in this Sixth Supplemental Indenture and the terms and provisions of which are to be as specified in the Fifth Supplemental Indenture and this Sixth Supplemental Indenture;

WHEREAS, the Company and each of the Guarantors has duly authorized the execution and delivery of this Sixth Supplemental Indenture to authorize the issuance of the New 2023 Notes and the New 2043 Notes, as additional Securities of the relevant series under the Indenture; and

WHEREAS, all things necessary to make this Sixth Supplemental Indenture a valid agreement of the Company and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the New Notes by the Holders thereof and for the purpose of setting forth, as provided in the Base Indenture, the form of the New Notes and the terms, provisions, conditions and guarantees thereof, the Company and each of the Guarantors covenants and agrees with the Trustee and the Irish Paying Agent as follows:

ARTICLE ONE

DEFINITIONS

Section 101. Provisions of the Base Indenture and the Sixth Supplemental Indenture.

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect. The Base Indenture, as supplemented by the Fifth Supplemental Indenture and this Sixth Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, the Fifth Supplemental Indenture and this Sixth Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of New Notes authenticated and delivered under this Sixth Supplemental Indenture shall be bound hereby. Notwithstanding any other provision of this Section 101 or the Base Indenture, the Fifth Supplemental Indenture or this Sixth Supplemental Indenture to the contrary, to the extent any provision of this Sixth Supplemental Indenture shall conflict with any provision of the Base Indenture, the provisions of this Sixth Supplemental Indenture or the New Notes, as applicable, shall govern.

Section 102. Definitions.

For all purposes of this Sixth Supplemental Indenture and each series of New Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(a) any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Sixth Supplemental Indenture;

(b) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Sixth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(c) all terms used in this Sixth Supplemental Indenture that are not defined herein, shall have the meanings assigned to them in the Base Indenture as supplemented by the Fifth Supplemental Indenture; and

(d) the term “Securities” as defined in the Base Indenture and as used in any definition therein shall be deemed to include or refer to, as applicable, the relevant series of Notes.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201. Authorization.

(a) Pursuant to Section 301 of the Base Indenture and Section 201 of the Fifth Supplemental Indenture, there is hereby authorized the issuance of U.S.$150,000,000 in aggregate principal amount of the 3.875% Senior Notes due 2023 “(which amount does not include the New 2023 Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Securities of such series pursuant to Sections 304, 305, 906 or 1105 of the Base Indenture), which amount shall be specified in the Company Order for the authentication and delivery of the New 2023 Notes pursuant to Section 303 of the Base Indenture. The principal of the New 2023 Notes shall be due and payable at the Stated Maturity for the Outstanding 2023 Notes.

(b) Pursuant to Section 301 of the Base Indenture and Section 201 of the Fifth Supplemental Indenture, there is hereby authorized the issuance of U.S.$200,000,000 in aggregate principal amount of the 5.250% Senior Notes due 2043 (which amount does not include the New 2043 Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Securities of such series pursuant to Sections 304, 305, 906 or 1105 of the Base Indenture), which amount shall be specified in the Company Order for the authentication and delivery of the New 2043 Notes pursuant to Section 303 of the Base Indenture. The principal of the New 2043 Notes shall be due and payable at the Stated Maturity for the Outstanding 2043 Notes.

(c) The New 2023 Notes and any additional 2023 Notes issued pursuant to the Base Indenture will be consolidated with and form a single series with the Outstanding 2023 Notes for all purposes under the Indenture and will vote together as one class on all matters with respect to the 2023 Notes, and the New 2043 Notes and any additional 2043 Notes issued pursuant to the Base Indenture will be consolidated with and form a single series with the Outstanding 2043 Notes for all purposes under the Indenture and will vote together as one class on all matters with respect to the 2043 Notes.

(d) The New 2023 Notes and the New 2043 Notes will be in the form set forth in the Fifth Supplemental Indenture and will have identical terms (other than issue price and issue date) and bear the same CUSIP and ISIN as the Outstanding 2023 Notes and Outstanding 2043 Notes, respectively, issued on November 26, 2013, as more fully set forth in the Fifth Supplemental Indenture.

(e) The Company may, from time to time and without the consent of the Holders of Notes of a particular series, issue additional Notes of such series on terms and conditions identical to the Outstanding Notes of such series (except for issue date, issue price and the date from which interest shall accrue and, if applicable, first be paid), which additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with the Outstanding Notes of such series.

Section 202. Listing

The Company shall use its reasonable best efforts to have the New Notes admitted to listing on the Official List of the Irish Stock Exchange and trading on the Global Exchange Market.

ARTICLE THREE

GUARANTEE

Section 301. Guarantee.

(a) The Guarantors hereby fully, jointly and severally, unconditionally and irrevocably guarantee (the “Guarantees”) to each Holder of the New Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the obligations of the Company to the Holders of the Notes and the Trustee under the Notes and the Indenture (the “Obligations”). Each of the Guarantors further agree (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from each of them, and that it will remain bound under this Section 301 notwithstanding any extension or renewal of any Obligation. The Guarantors hereby agree to pay, in addition to the amounts stated above, any and all expenses (including reasonable and documented counsel fees and expenses) incurred by the Trustee or the Holders of the New Notes in enforcing any rights under the Guarantee.

Notwithstanding the above, no Guarantee will be secured by any of the assets or properties of the Guarantors. As a result, if any of the Guarantors is required to pay under its Guarantee, the Holders of the New Notes will be unsecured creditors of such Guarantor. The

Guarantees will not be subordinated to any of the Guarantors’ other unsecured obligations. In the event of a bankruptcy or liquidation proceeding against any of the Guarantors, the Guarantees will rank equally in right of payment with all of such Guarantor’s other unsecured and unsubordinated obligations.

(b) Each of the Guarantors waives (i) presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment and (ii) notice of any default with respect to its Obligations. To the extent permitted by law, the obligations of the Guarantors hereunder shall not be affected by (a) the failure of the Trustee or any Holder of the New Notes to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the New Notes or any other agreement or otherwise; (b) any extension or renewal of the Indenture, the New Notes or any other agreement; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the New Notes or any other agreement; (d) the release of any security held by any Holder of the New Notes or the Trustee for the Obligations; or (e) the failure of the Trustee or any Holder of the New Notes to exercise any right or remedy against the Guarantors.

(c) The Guarantors further agree that the Guarantees herein constitute guarantees of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Trustee or any Holder of the New Notes to any security held for payment of the Obligations.

(d) To the extent permitted by law, the obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of the New Notes to assert any claim or demand or to enforce any remedy under the Indenture, the New Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors or any one of them as a matter of law or equity.

(e) Each of the Guarantors further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by the Trustee or any Holder of the New Notes upon the bankruptcy or reorganization of the Company or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which the Trustee or any Holder of the New Notes has at law or in equity against the Guarantors by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee and the Holders of the New Notes an amount equal to the sum of:

(i) the unpaid amount of such Obligations then due and owing; and

(ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

(g) Each of the Guarantors further agrees that, as between itself, on the one hand, and the Holders of the New Notes, on the other hand:

(i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby; and

(ii) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantors for the purposes of its Guarantee.

Section 302. No Subrogation. Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations until payment in full of all Obligations and any obligations to which the Obligations are subordinated. If any amount shall be paid to the Guarantors on account of such subrogation rights at any time when all of the Obligations and any obligations to which the Obligations are subordinated shall not have been paid in full, such amount shall be held by the Guarantors in trust for the Trustee and the Holders of the New Notes, segregated from other funds of the Guarantors, and shall, forthwith upon receipt by the Guarantors, be turned over to the Trustee in the exact form received by the Guarantors (duly endorsed by the Guarantors to the Trustee, if required), to be applied against the Obligations or obligations to which the Obligations are subordinated.

Section 303. Limitation on Liability, Release and Discharge.

(a) The obligations of the Guarantors hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantors and after giving effect to any collections from or payments made by or on behalf of the Guarantors in respect of the obligations under the Guarantee, result in the obligations of the Guarantors under the Guarantees not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

(b) Concurrently with the discharge of the New Notes under Section 401 of the Base Indenture, the defeasance of the New Notes under Section 1202 of the Base Indenture, the “covenant defeasance” of the New Notes under Section 1203 of the Base Indenture or the redemption in full of the New Notes under Article 11 of the Base Indenture, the Guarantors shall be released from all of their obligations under their Guarantees under this Article 3.

ARTICLE FOUR

MISCELLANEOUS PROVISIONS

Section 401. Consent to Service; Jurisdiction

Each party hereto agrees that any legal suit, action or proceeding arising out of or relating to this Sixth Supplemental Indenture, the Fifth Supplemental Indenture, the Base Indenture, either series of New Notes, or the Guarantees may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York and in the courts of its own corporate domicile, in respect of actions brought against each such party as a defendant, and each waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, waives any right to any jurisdiction to which it may be entitled on account of place of residence, domicile or any other reason and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Each of the Company and each of the Guarantors hereby designates and appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Sixth Supplemental Indenture, the Fifth Supplemental Indenture, the Base Indenture, either series of New Notes, or the Guarantees which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company and/or the Guarantors, as applicable, in any such suit, action or proceeding and further designates its domicile, the domicile of CT Corporation System specified above and any domicile CT Corporation System may have in the future as its domicile to receive any notice hereunder (including service of process). If for any reason CT Corporation System (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, each of the Company and the Guarantors will promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee and notify the Trustee in writing of any such change. Each of the Company and the Guarantors agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

Section 402. Governing Law; Waiver of Jury Trial

(a) THIS SIXTH SUPPLEMENTAL INDENTURE, THE FIFTH SUPPLEMENTAL INDENTURE, THE BASE INDENTURE, THE NEW NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THE FIFTH SUPPLEMENTAL INDENTURE, THIS SIXTH SUPPLEMENTAL INDENTURE, THE NEW NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 403. Separability of Invalid Provisions

In case any one or more of the provisions contained in this Sixth Supplemental Indenture, the Fifth Supplemental Indenture, the Base Indenture, the New Notes or the Guarantees should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Sixth Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Sixth Supplemental Indenture shall be construed as if such provision had never been contained herein.

Section 404. Execution in Counterparts

This Sixth Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 405. Certain Matters

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture, the Fifth Supplemental Indenture, the Base Indenture, the New Notes, the Guarantees or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed on their respective behalves, all as of the day and year first written above.

COCA-COLA FEMSA, S.A.B. DE C.V.

By	/s/ Gerardo Cruz Celaya
Name: Gerardo Cruz Celaya
Title: Attorney-in-Fact

By	/s/ Carlos Luis Díaz Sáenz
Name: Carlos Luis Díaz Sáenz
Title: Attorney-in-Fact

PROPIMEX, S. DE R.L. DE C.V.		CONTROLADORA INTERAMERICANA DE BEBIDAS, S. DE R.L. DE C.V.

By	/s/ Gerardo Cruz Celaya	By	/s/ Gerardo Cruz Celaya
	Name: Gerardo Cruz Celaya		Name: Gerardo Cruz Celaya
	Title: Attorney-in-Fact		Title: Attorney-in-Fact

By	/s/ Carlos Luis Díaz Sáenz	By	/s/ Carlos Luis Díaz Sáenz
	Name: Carlos Luis Díaz Sáenz		Name: Carlos Luis Díaz Sáenz
	Title: Attorney-in-Fact		Title: Attorney-in-Fact

COMERCIALIZADORA LA PUREZA DE BEBIDAS, S. DE R.L. DE C.V.		SERVICIOS INTEGRADOS INMUEBLES DEL GOLFO, S. DE R.L. DE C.V.

By	/s/ Gerardo Cruz Celaya	By	/s/ Gerardo Cruz Celaya
	Name: Gerardo Cruz Celaya		Name: Gerardo Cruz Celaya
	Title: Attorney-in-Fact		Title: Attorney-in-Fact

By	/s/ Carlos Luis Díaz Sáenz	By	/s/ Carlos Luis Díaz Sáenz
	Name: Carlos Luis Díaz Sáenz		Name: Carlos Luis Díaz Sáenz
	Title: Attorney-in-Fact		Title: Attorney-in-Fact

GRUPO EMBOTELLADOR CIMSA, S. DE R.L. DE C.V.		YOLI DE ACAPULCO, S.A. DE C.V.

By	/s/ Gerardo Cruz Celaya	By	/s/ Gerardo Cruz Celaya
	Name: Gerardo Cruz Celaya		Name: Gerardo Cruz Celaya
	Title: Attorney-in-Fact		Title: Attorney-in-Fact

By	/s/ Carlos Luis Díaz Sáenz	By	/s/ Carlos Luis Díaz Sáenz
	Name: Carlos Luis Díaz Sáenz		Name: Carlos Luis Díaz Sáenz
	Title: Attorney-in-Fact		Title: Attorney-in-Fact

REFRESCOS VICTORIA DEL CENTRO, S. DE R.L. DE C.V.

By	/s/ Gerardo Cruz Celaya
Name: Gerardo Cruz Celaya
Title: Attorney-in-Fact

By	/s/ Carlos Luis Díaz Sáenz
Name: Carlos Luis Díaz Sáenz
Title:Attorney-in-Fact

THE BANK OF NEW YORK MELLON,
as Trustee, Security Registrar, Principal Paying Agent and Transfer Agent

By:	/s/ Irina Palchuk
Name: Irina Palchuk
Title: Vice President

THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH,
as Irish Paying Agent

By:	/s/ Hayley Morrissey
Name: Hayley Morrissey
Title: Authorised Signatory